Exhibit 99.1

Trulia Reports Second Quarter 2013 Results

Record revenue and subscriber growth continues

•	Second quarter revenue of $29.7 million, up 77% year-over-year.

•	Second quarter total traffic of 34.9 million monthly unique visitors, up 49% year-over-year, and 13.0 million mobile monthly unique visitors, up 100% year-over-year.

•	New user-generated content contributions in the second quarter of approximately 1.1 million, up 44% year-over-year

SAN FRANCISCO, July 31, 2013 – Trulia, Inc. (NYSE: TRLA), a leading online marketplace for homebuyers, sellers, renters and real estate professionals, today announced financial results for the second quarter ended June 30, 2013.

“Driven by product innovation and strong sales force execution, we achieved another record quarter of revenue and subscriber growth,” said Pete Flint, Chief Executive Officer of Trulia. “In addition, our proposed acquisition of Market Leader will strengthen our position as a leading platform for consumers and professionals, with approximately 50,000 premium subscribers.”

Financial Highlights

•	Total revenue for the second quarter of 2013 was $29.7 million, an increase of 77% year-over-year.

•	Marketplace revenue of $20.9 million, up 89% year-over-year.

•	Media Revenue of $8.8 million, up 52% year-over-year.

•

Net loss attributable to common stockholders for the quarter was $2.4 million, or $0.07 per share on a basic and diluted basis, compared with $3.4 million, or $0.49 per share on a basic and diluted basis, in the second quarter of 2012.

•	Adjusted EBITDA for the quarter was $3.4 million, compared with -$1.8 million in the second quarter of 2012.

•

Adjusted net income attributable to common stockholders for the quarter was $1.6 million, or $0.05 per share on a basic and diluted basis, compared with an adjusted net loss of $2.9 million, or $0.41 per share on a basic and diluted basis, in the second quarter of 2012.

•

Entered into a definitive agreement to acquire Market Leader, Inc. (NASDAQ: LEDR, “Market Leader”), a provider of Software as a Service-based customer relationship management software for the real estate sector, for approximately $355 million or an implied price of $11.33 per share (based on Trulia’s closing share price on Tuesday, May 7, 2013, the date the parties entered into the definitive agreement).

Key Business Metrics

•	Monthly unique visitors in the quarter were 34.9 million, an increase of 49% from 23.5 million in the same period last year.

•	Mobile monthly unique visitors in the quarter were 13.0 million, an increase of 100% from 6.5 million in the same period last year.

•	Total subscribers at the end of the quarter were 32,123, a 49% increase from 21,544, in the same period last year.

•	Average monthly revenue per subscriber for the quarter was $194, a 31% increase from $148 in the same period last year.

•

New contributions to user-generated content totaled approximately 1.1 million during the quarter, a 44% increase from approximately 768,000 in the same period last year. As of June 30, 2013, this amounted to a cumulative total of more than 9 million contributions to user-generated content.

Selected Business Highlights

Trulia announced several highlights during the quarter:

•

Enhanced Mapping Tools: Trulia released interactive map visualizations that show even more comprehensive information for house hunters to provide insight on the best place to live. Building on Trulia’s robust suite of interactive visualizations, which already feature home values, crime, school rankings, commute times and local amenities, Trulia now enables consumers to view historical earthquake and flood data, allowing them to assess the risk of these natural disasters on a block-by-block level. Trulia’s map visualizations are now also fully integrated into its mobile offerings.

•

Continued Momentum in Rentals: Trulia launched its first dedicated iPad rentals application, providing a mobile offering customized to the needs of its rapidly growing rentals audience. With the universal app optimized for iPad, renters can access Trulia’s popular heat maps for rental prices, nearby amenities, schools, crime, commute, and historical natural disasters to find the perfect place to live. Trulia also introduced a new map dedicated to rentals that visualizes rental cost-per-bedroom in cities across America. This new feature lets renters easily pinpoint neighborhoods that are within their desired price range.

•

RE/MAX Agreement: Trulia announced a marketing agreement with RE/MAX, one of the leading real estate franchise companies, which has a global reach of 90,000 associates in more than 90 countries. Under the new agreement, RE/MAX agents will receive premium branded agent profiles, a custom training curriculum and valuable marketing and advertising products to help them reach mobile consumers, win more listings, and close more deals.

Outlook – Third Quarter 2013

Trulia is providing revenue and Adjusted EBITDA outlook for the third quarter of 2013 as follows:

•	Revenue is expected to be in the range of $30.5 to $31.5 million. This represents 65% to 70% year-over-year growth.

•	Adjusted EBITDA is expected to be in the range of $4.0 to $4.5 million. This represents 13% to 14% of revenue.

Conference Call Details

A conference call to discuss Trulia’s second quarter 2013 results will be held today at 2 p. m. Pacific Time (5 p.m. Eastern Time). A live webcast of the conference call will be available on the Trulia Investor Relations website at http://ir.trulia.com/. A live dial-in will be available at 866-515-2913, or internationally at 617-399-5127, using passcode 48162182. Following the completion of the call, a recorded replay of the webcast will be available on the Trulia Investor Relations website for one year. A telephone replay of the call will be available at 888-286-8010, or internationally at 617-801-6888, using passcode 91836227, until August 7, 2013.

Trulia will also release details of its results for the second quarter ended June 30, 2013 via Twitter on Wednesday, July 31, 2013 after the market close. Details of Trulia’s quarterly financial results can be viewed on Twitter at hashtag #TRLAearnings.

About Trulia

Trulia, Inc. (NYSE: TRLA) gives home buyers, sellers, owners, and renters the inside scoop on properties, places, and real estate professionals. Trulia has unique info on the areas people want to live that can’t be found anywhere else: users can learn about agents, neighborhoods, schools, crime, commute times, and even ask the local community questions. Real estate professionals use Trulia to connect with millions of transaction-ready buyers and sellers each month via our hyper local advertising services, social recommendations, and top-rated mobile real estate apps. Trulia is headquartered in downtown San Francisco. Trulia is a registered trademark of Trulia, Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our expectations regarding our revenue and Adjusted EBITDA for the third quarter of 2013; our expectations that we will complete the acquisition of Market Leader; and our expectations regarding the impact on our business of the acquisition of Market Leader. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that the housing market does not continue to strengthen; the risk that consumers, subscribers and advertisers do not continue to use our marketplace; the risk that we experience expenses that exceed our expectations; the risk that Market Leader shareholders may fail to approve the merger agreement; the risk that Trulia and Market Leader will be unable to consummate the merger on the terms set forth in the merger agreement for any reason; the risk that the businesses will not be integrated successfully; the risk that synergies will not be realized or realized to the extent anticipated; the risk that Trulia following merger will not realize on its financing or operating strategies; and the risk that disruption caused by the merger that make it difficult to maintain certain strategic relationships. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the three months ended March 31, 2013 that was filed on May 13, 2013. The forward-looking statements in this press release are based on information available to Trulia as of the date hereof, and Trulia disclaims any obligation to update any forward-looking statements, except as required by law.

About the Acquisition of Market Leader

This press release contains information related to a proposed business combination involving Trulia and Market Leader. In connection with the proposed transaction, Trulia has filed with, and had declared effective by, the Securities and Exchange Commission, a Registration Statement on Form S-4 that includes the proxy statement of Market Leader and that also constitutes a prospectus of Trulia. The proxy statement/prospectus and this press release do not constitute a solicitation of any vote or approval, and are not offers to sell Trulia securities and are not soliciting an offer to buy Trulia securities, in any state where the solicitation, offer and sale is not permitted.

The definitive proxy statement/prospectus has been mailed to shareholders of Market Leader. TRULIA AND MARKET LEADER URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY

STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement on Form S-4 and the definitive proxy statement/prospectus and other documents filed with the Securities and Exchange Commission by Trulia and Market Leader through the web site maintained by the Securities and Exchange Commission at www.sec.gov. Free copies of the Registration Statement on Form S-4 and definitive proxy statement/prospectus and other documents filed by Trulia with the Securities and Exchange Commission can also be obtained on Trulia’s website at www.Trulia.com. Free copies of the definitive proxy statement/prospectus and other documents filed by Market Leader with the Securities and Exchange Commission can also be obtained on Market Leader’s website at www.MarketLeader.com.

Trulia, Market Leader and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the Securities and Exchange Commission, be considered participants in the solicitation of Market Leader shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus described above when it is filed with the Securities and Exchange Commission. Additional information regarding Trulia’s executive officers and directors is included in Trulia’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 26, 2013, as amended on April 29, 2013, and additional information regarding Market Leader’s executive officers and directors is included in Market Leader’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 15, 2013. You can obtain free copies of these documents from Trulia by using the contact information below.

Use of Non-GAAP Financial Measures: Adjusted EBITDA and Adjusted Net Income/(Loss)

Trulia’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA and adjusted net loss attributable to common stockholders. We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, depreciation and amortization, change in fair value of warrant liability, income taxes, stock-based compensation, and certain other infrequently occurring items that Trulia does not believe are indicative of ongoing results (such as acquisition related costs). We define adjusted net income/(loss) attributable to common stockholders as net loss attributable to common stockholders adjusted to exclude stock-based compensation, and certain other infrequently occurring items that Trulia does not believe are indicative of ongoing results (such as acquisition related costs). Adjusted EBITDA and adjusted net income/(loss) attributable to common stockholders exclude these items as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Trulia believes these adjustments provide useful comparative information to investors.

Trulia also considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of Trulia and are used by Trulia’s management for that purpose. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Trulia’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly-titled non- GAAP measures used by other companies.

For future periods, Trulia is unable to provide a reconciliation of Adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, change in fair value of warrant liability, stock-based compensation, and certain other infrequently occurring items, such as acquisition related costs, that are expected to be incurred in the future. For future periods, Trulia is also unable to provide a reconciliation of adjusted net income/(loss) attributable to common stockholders to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation and certain other infrequently occurring items, such as acquisition related costs, that are expected to be incurred in the future.

Source: Trulia, Inc.

Contacts:

Ian Lee, 415-400-7238 (Investor Relations)

ir@trulia.com

Ken Shuman, 415-517-7211 (Media)

pr@trulia.com

TRULIA, INC.

Condensed Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$29,713	$16,825	$53,715	$28,987
Costs and expenses:
Cost of revenues (exclusive of amortization of product development cost)	4,443	2,488	7,624	4,693
Technology and development	6,529	5,259	11,426	9,905
Sales and marketing	13,302	9,122	25,595	15,197
General and administrative	5,570	3,054	10,742	6,025
Acquisition related costs	2,005	—	2,005	—

Total costs and expenses	31,849	19,923	57,392	35,820
Loss from operations	(2,136)	(3,098)	(3,677)	(6,833)
Interest income	52	4	78	7
Interest expense	(217)	(239)	(453)	(491)
Change in fair value of warrant liability	—	(107)	—	(323)

Loss before provision for income taxes	(2,301)	(3,440)	(4,052)	(7,640)
Provision for income taxes	(110)	—	(341)	—

Net loss attributable to common stockholders	$(2,411)	$(3,440)	$(4,393)	$(7,640)
Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.49)	$(0.14)	$(1.10)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	32,150,829	7,017,449	30,299,214	6,949,757
Reconciliation to adjusted net income/(loss) and adjusted net income/(loss) per share attributable to common stockholders, basic and diluted, adjusted for stock-based compensation:
Net loss attributable to common stockholders	(2,411)	(3,440)	(4,393)	(7,640)
Stock-based compensation (Note A)	1,986	551	3,378	1,016
Acquisition related costs	2,005	—	2,005	—

Adjusted net income/(loss) attributable to common stockholders	$1,580	$(2,889)	$990	$(6,624)
Adjusted net income/(loss) per share attributable to common stockholders, basic	0.05	(0.41)	0.03	(0.95)
Adjusted net income/(loss) per share attributable to common stockholders, diluted	0.05	(0.41)	0.03	(0.95)
Weighted average shares used in computing net income/(loss) per share attributable to common stockholders, diluted	34,016,978	7,017,449	32,218,267	6,949,757
Reconciliation to Adjusted EBITDA:
Net loss attributable to common stockholders	$(2,411)	$(3,440)	$(4,393)	$(7,640)
Non-GAAP adjustments:
Interest income	(52)	(4)	(78)	(7)
Interest expense	217	239	453	491
Depreciation and amortization	1,548	789	2,909	1,586
Change in fair value of warrant liability	—	107	—	323
Income taxes	110	—	341	—
Stock-based compensation (Note A)	1,986	551	3,378	1,016
Acquisition related costs	2,005	—	2,005	—

Adjusted EBITDA	$3,403	$(1,758)	$4,615	$(4,231)

Note (A)

Stock -based compensation was allocated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cost of revenues	$57	$9	$98	$14
Technology and development	$578	$184	$989	$376
Sales and marketing	$485	$124	$822	$179
General and administrative	$866	$234	$1,469	$447

Total stock-based compensation	$1,986	$551	$3,378	$1,016

TRULIA, INC.

Condensed Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$215,740	$100,017
Accounts receivable	10,042	6,095
Prepaid expenses and other current assets	1,472	1,413

Total current assets	227,254	107,525
Restricted cash	385	385
Property and equipment, net	9,172	7,069
Goodwill	2,155	2,155
Other assets	1,458	1,830

TOTAL ASSETS	$240,424	$118,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$972	$525
Accrued liabilities	5,828	2,916
Accrued compensation and benefits	7,656	4,500
Deferred revenue	14,849	13,296
Deferred rent, current portion	589	444
Capital lease liability, current portion	70	217
Long-term debt, current portion	3,694	2,665
Other current liabilities	330	330

Total current liabilities	33,988	24,893
Deferred rent, net of current portion	237	407
Capital lease liability, net of current portion	—	16
Long-term debt, net of current portion	5,222	7,094
Other long-term liabilities	20	20

Total liabilities	39,467	32,430
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Total stockholders’ equity	200,957	86,534

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$240,424	$118,964

TRULIA, INC.

Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,393)	$(7,640)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,908	1,586
Stock-based compensation	3,378	1,016
Provision for doubtful accounts	(42)	51
Change in fair value of warrant liability		323
Amortization of debt discount	72	92
Amortization of debt issue cost	14	16
Changes in operating assets and liabilities:
Accounts receivable	(3,905)	(1,622)
Prepaid expenses and other current assets	(59)	(300)
Other assets		(229)
Accounts payable	484	(760)
Accrued liabilities	2,783	1,498
Accrued compensation and benefits	3,156	1,528
Deferred rent	(25)	(101)
Deferred revenue	1,553	6,222
Other long-term liabilities		(85)

Net cash provided by operating activities	5,924	1,595

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and deposits	248	—
Maturities of short-term investments	—	3,400
Purchases of property and equipment	(4,576)	(2,155)

Net cash used in investing activities	(4,328)	1,245

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from follow-on offering, net of underwriting discounts	114,056	—
Payments of costs related to public offerings	(1,034)	(604)
Repayments on long-term debt	(915)	—
Repayments on capital lease liability	(163)	(162)
Proceeds from exercise of stock options	2,183	341

Net cash provided by financing activities	114,127	(425)

NET INCREASE IN CASH AND CASH EQUIVALENTS	115,723	2,415
CASH AND CASH EQUIVALENTS — Beginning of period	100,017	7,041

CASH AND CASH EQUIVALENTS — End of period	$215,740	$9,456

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$377	$386

Cash paid for income taxes	$341	$4

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock-based compensation capitalized in product development costs	$233	$18

Purchase of equipment under capital leases	$—	$119

Net change related to purchase of equipment in accounts payable and accrued liabilities	$92	$(403)

Unpaid public offerings costs	$—	$1,423

Number of common warrants exercised in a net settlement transaction	56,054	—